SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14

                                Ladish Co., Inc.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

                                Ladish Co., Inc.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110




                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS



To Stockholders:

     An Annual Meeting of Stockholders of Ladish Co., Inc., a Wisconsin corporation (the "Company"), will be held in the Creole Meeting Room of the Four Points Hotel Sheraton Milwaukee Airport located at 4747 South Howell Avenue, Milwaukee, Wisconsin on Tuesday, April 3, 2001 at 10:00 a.m. Central Daylight Time, for the following purposes:

          (1) To elect five (5) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

          (2) To authorize the amendment of the Company's 1996 Long-Term Incentive Plan (the "Plan") whereby an additional one hundred fifty thousand (150,000) shares of authorized but unissued shares of common stock of the Company will be added to the Plan for awards pursuant to the Plan. The exercise price and the vesting period for each award shall be determined by the Compensation and Stock Option Committee of the Board of Directors.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on February 16, 2001 will be entitled to notice of and to vote at the 2001 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

     A Proxy Statement and proxy card accompany this Notice of Annual Meeting of Stockholders.


                                               Wayne E. Larsen
                                               Secretary

Cudahy, Wisconsin
February 16, 2001

                                Ladish Co., Inc.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on April 3, 2001

     This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel Sheraton Milwaukee Airport, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Tuesday, April 3, 2001 at 10:00 a.m., Central Daylight Time (the "2001 Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about March 3, 2001.

                              RIGHT TO REVOKE PROXY

     Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 2001 Annual Meeting, by executing a proxy bearing a later date or by attending the 2001 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 2001 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

     (1) FOR the election of the five (5) nominees listed under "Election of Directors" as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     (2) FOR the amendment of the Company's 1996 Long-Term Incentive Plan (the "Plan") whereby an additional one hundred fifty thousand (150,000) shares of authorized but unissued shares of common stock of the Company will be added to the Plan for awards pursuant to the Plan. The exercise price and the vesting period for each award shall be determined by the Compensation and Stock Option Committee of the Board of Directors.

     (3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 2001 Annual Meeting or any adjournment thereof.

            BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2001 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 2001 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specifically engage any persons to solicit proxies.

                       VOTING SECURITIES AND STOCKHOLDERS

     The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 2001 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on February 16, 2001. At that date, there were outstanding and entitled to vote 12,912,477 shares of Common Stock.

     The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2001 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

     The proxy card provides space for a stockholder to withhold voting for any nominee for the Board of Directors or to abstain from voting for any other proposal if the stockholder chooses to do so. Under Wisconsin law, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     As of February 14, 2001, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

                                            Number of Shares
        Name and Address                   Beneficially Owned        Percent
       Of Beneficial Owner                At February 14, 2001       Of Class
       -------------------                --------------------       --------

Grace Brothers Ltd.1                            3,806,773              29.5%
1650 Sherman Avenue, Suite 900
Evanston, Illinois  60201

Dimensional Fund Advisors Inc. 1                1,073,900               8.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

State Street Research & Management
 Company1                                       1,019,827               7.9%
1 Financial Center, 30th Floor
Boston, Massachusetts  02111

-------------
1 Information regarding Grace Brothers Ltd., Dimensional Fund Advisors Inc. and their beneficial ownership of the Company's shares was obtained from the Form 4 of Grace Brothers Ltd. dated February 1, 2000, the Schedule 13G of Dimensional Fund Advisors Inc. dated February 2, 2001 and the Schedule 13G of State Street Research & Management Company dated February 14, 2001.

         The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

                                       Number of Shares
                                       Beneficially Owned         Percent
Name                                  At February 14, 2001 1      Of Class
----                                  ---------------------       --------
Lawrence W. Bianchi                            5,000                 *
Charles W. Finkl                              51,000                 *
Wayne E. Larsen                               97,500                 *
Robert J. Noel                                81,436                 *
Robert W. Sullivan                            15,083                 *
Randy B. Turner                                6,500                 *
Gary J. Vroman                                87,500                 *
Kerry L. Woody                               178,167                1.4%
Directors and Executive Officers
   as a Group (13 persons)                   676,603                5.2%

* Less than one percent (1%)

---------------
1 Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company's stock option plans as of the record date or within sixty (60) days thereafter, which for Messrs. Woody, Larsen, Noel, Vroman and Turner are 178,167, 95,500, 77,500, 77,500 and 6,500 shares, respectively.

     Kerry L. Woody, 49. Director since 1997. Mr. Woody has been President since 1995 and was appointed Chief Executive Officer of the Company in 1998. Prior to that time he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. In addition, Mr. Woody serves as a Director of Vilter Manufacturing Co. and Milwaukee Lutheran College. Mr. Woody has a B.S. in Engineering from Milliken University.

     Wayne E. Larsen, 46. Director since 1997. Since 1995 Mr. Larsen has been Vice President Law/Finance and Secretary of the Company. He served as General Counsel and Secretary from 1989 after joining the Company as corporate counsel in 1981. Mr. Larsen is a Trustee of the Ladish Co. Foundation and a Director of the Wisconsin Foundation for Independent Colleges. Mr. Larsen has a B.A. from Marquette University and a J.D. from Marquette Law School.

     Gene E. Bunge, 55. Mr. Bunge has served as Vice President, Engineering since November 1991. From 1985 until that time he was General Manager of Engineering. Mr. Bunge has been with the Company since 1973. He has a B.S.E.E. from the Milwaukee School of Engineering.

     Robert J. Noel, 60. Mr. Noel has served as Vice President Corporate Business Development/ Technology since September 1999. Mr. Noel had been Vice President, Quality and Technology since March 1991. He had been Manager of Metallurgy since 1985 and prior to that period was a Product Metallurgist for jet engine components. Mr. Noel has been with the Company since 1963. He has a B.S. in Mechanical Engineering from Marquette University.

     David L. Provan, 51. Mr. Provan has served as Vice President, Materials Management since September 1999. Prior to that time he had been Purchasing Manager, Raw Materials, and Head Buyer. Mr. Provan has been with the Company since 1979. He has a Bachelor's Degree in Business Administration from the University of Wisconsin-Parkside.

     Gary J. Vroman, 41. Mr. Vroman has served as Vice President, Sales and Marketing since December 1995. From January 1994 to December 1995 he was General Manager of Sales. Prior to that period he had been the Product Manager for jet engine components. Mr. Vroman has been with the Company since 1982. He has a B.S. in Engineering from the University of Illinois and a M.S. in Engineering Management from the Milwaukee School of Engineering.

     Lawrence C. Hammond, 53. Mr. Hammond has served as Vice President, Human Resources since January 1994. Prior to that time he had served as Director of Industrial Relations at the Company and he had been Labor Counsel at the Company. Mr. Hammond has been with the Company since 1980. He has a B.A. and a Masters in Industrial Relations from Michigan State University and a J.D. from the Detroit College of Law.

     George Groppi, 52. Mr. Groppi has served as Vice President Quality and Metallurgy since September 1999. He was named Manager of Product Metallurgy in 1992. In 1994 he was appointed Manager of Production Control and recently assumed the position of Manager of Quality & Metallurgy. Mr. Groppi has been with the Company since 1969. He holds a B.S. in Mechanical Engineering from Marquette University.

     Randy B. Turner, 51. Mr. Turner has served as President of Pacific Cast Technologies, Inc. ("PCT") since it was acquired by the Company in January 2000. Prior to joining the Company, Mr. Turner served as President of the corporate predecessor to PCT. He has a B.S. in Business Management from Lewis and Clark College.

     William J. Lazzari, 51. Mr. Lazzari has been President of Stowe Machine Co., Inc. ("Stowe") since 2000. He was General Manager at Stowe for over four years prior to becoming President. He holds a B.S. in Marketing from the University of Hartford.

                         ITEM 1 - ELECTION OF DIRECTORS

     At the 2001 Annual Meeting, five (5) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company's proxy to vote for the election of each of the five (5) nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

     The Board of Directors recommends you vote FOR the election of each of the five (5) nominees to the Board of Directors set forth below.

                                    Nominees
--------------------------------------------------------------------------------
Lawrence W. Bianchi, 60. Director since 1998. Mr. Bianchi in 1993 retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG Peat Marwick. From 1994 to 1998 Mr. Bianchi served as CFO of the law firm of Foley & Lardner. Mr. Bianchi's principal occupation is investments.
--------------------------------------------------------------------------------
Charles W. Finkl, 80. Director since 1998. Mr. Finkl is a Director and the Chairman and Chief Executive Officer of A. Finkl & Sons, Co., a Chicago, Illinois based metals processor, a position he has held for more than ten years.
--------------------------------------------------------------------------------
Wayne E. Larsen, 46. Director since 1997. Since 1995 Mr. Larsen has been Vice President Law/Finance and Secretary of the Company. He served as General Counsel and Secretary from 1989 after joining the Company as corporate counsel in 1981. Mr. Larsen is a Trustee of the Ladish Co. Foundation and a Director of the Wisconsin Foundation for Independent Colleges.
--------------------------------------------------------------------------------
Robert W. Sullivan, 42. Director since 1993. Mr. Sullivan is President of The Plitt Company, a seafood distribution concern. Mr. Sullivan had been President of The Martec Group, a sales and marketing consulting group for more than five years.
--------------------------------------------------------------------------------
Kerry L. Woody, 49. Director since 1997. Mr. Woody has been President since 1995 and was appointed Chief Executive Officer of the Company in 1998. Prior to that time he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a Director of Vilter Manufacturing Co. and a Director of Wisconsin Lutheran College.
--------------------------------------------------------------------------------

                          BOARD MEETINGS AND COMMITTEES

     The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended December 31, 2000, the Board of Directors held eleven (11) meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 2000. During the fiscal year ended December 31, 2000, there were only two committees, those being an Audit Committee and a Compensation and Stock Option Committee

                                 AUDIT COMMITTEE

     The members of the Audit Committee are Lawrence W. Bianchi, Wayne E. Larsen and Robert W. Sullivan. The Audit Committee is responsible for recommending annually a firm of independent certified public accountants to serve as the Company's auditors, to meet with and review reports of the Company's auditors and the fees payable to them. The independence of the public accountants auditing the Company's financial statements is one of the factors evaluated by the Audit Committee when recommending auditors. During fiscal year 2000, the Company's auditors, Arthur Andersen LLP, provided audit services and other consulting assistance for fees of $92,000 and $33,850, respectively. The Audit Committee assessed the provision of non-audit services in determining the Company's auditors, Arthur Andersen LLP, to be independent. In addition, the Audit Committee provides oversight to the total financial status of the Company as well as assisting the Company with assessments of pension-asset performance and investment criteria. The Audit Committee met twice in 2000 for these purposes. The Audit Committee Charter, as adopted on November 29, 1999, is attached as Exhibit "A" to this Proxy Statement.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

     The members of the Compensation and Stock Option Committee are Lawrence W. Bianchi, Kerry L. Woody and Charles W. Finkl. The Compensation and Stock Option Committee is responsible for (i) setting the overall policy of the Company's executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for the Company executives; and (iv) functions as the administrator of the Company's 1996 Long Term Incentive Plan. The Compensation and Stock Option Committee met three (3) times in 2000. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company's success in meeting specified performance goals. The primary criteria used by the Compensation and Stock Option Committee in assessing the performance of the Company's Chief Executive Officer are the results of the Company as measured by its earnings before interest, taxes, depreciation and amortization ("EBITDA"). By monitoring the EBITDA of the Company, both as an overall result and as a percentage of net sales, the Compensation and Stock Option Committee determines whether the Chief Executive Officer is achieving their expectations. In addition, the Compensation and Stock Option Committee also assess the accomplishments of the Chief Executive Officer and the other executive officers with respect to activities such as acquisitions, divestitures and the raising of capital for the business. In 2000, sales and net income at the Company were 35% and 76%, respectively, more than 1999. EBITDA as a percentage of net sales increased to 16.1% from 14.3% in 1999. Based upon the accomplishments in 2000 as well as the acquisition and integration of PCT, the Chief Executive Officer had his incentive compensation for 2000 increased by 38.6% from the level in 1999.

     In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results. In 2000, Mr. Turner was the only Company executive to be awarded stock options.

     The Compensation and Stock Option Committee regularly reports their actions and recommendations to the full Board of Directors. In 2000, none of the actions or recommendations of the Compensation and Stock Option Committee were modified or rejected by the Board of Directors.

                                  By the Compensation and Stock Option Committee
                                                             Lawrence W. Bianchi
                                                                  Kerry L. Woody
                                                                Charles W. Finkl

                            COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual fee of twenty thousand dollars ($20,000.00) which is payable quarterly. In addition, directors who are not officers or employees of the Company receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information for the Company's fiscal years ended December 31, 2000, 1999 and 1998, with regard to the compensation for their services to the Company of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company's most recently completed fiscal year.

----------------------------------------------------------------------------------------------------------------------
                                             SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                                                           Long Term
                                                   Annual Compensation1                   Compensation

               Name and                                                               Restricted   Stock     All Other
          Principal Position              Year                          Other Annual    Stock      Option     Compen-
                                                   Salary      Bonus2     Compen-       Awards     Awards      sation4
                                                                          ation3       (Shares)   (Shares)
--------------------------------------------------------------------------------------------------------------------------
Kerry L. Woody                            2000     $286,102   $159,350       $774        --            --       $5,020
President & Chief Executive Officer       1999     $285,005   $115,000     $2,592        --            --       $5,076
                                          1998     $274,179   $103,455     $2,280        --       100,000       $5,738
--------------------------------------------------------------------------------------------------------------------------
Wayne E. Larsen                           2000     $180,097    $91,800       $774        --            --       $3,549
Vice President Law/Finance & Secretary    1999     $180,004    $60,000     $2,592        --            --       $3,023
                                          1998     $171,556    $49,158     $2,280        --        60,000       $3,993
--------------------------------------------------------------------------------------------------------------------------
Randy B. Turner5                          2000     $155,226   $120,680       --          --         6,500         --
President - Pacific Cast Technologies,    1999           --         --       --          --            --         --
Inc.                                      1998           --         --       --          --            --         --
--------------------------------------------------------------------------------------------------------------------------
Robert J. Noel                            2000     $140,542    $40,600     $2,304        --            --       $8,566
Vice President - Corporate Business       1999     $140,004    $20,000     $2,592        --            --       $4,000
Development/ Technology                   1998     $145,927    $23,800     $2,280        --        40,000       $4,508
--------------------------------------------------------------------------------------------------------------------------
Gary J. Vroman                            2000     $140,542    $42,000       $468        --            --       $4,811
Vice President - Sales & Marketing        1999     $132,308    $23,000     $2,592        --            --       $3,990
                                          1998     $135,500    $26,100     $2,280        --        40,000       $4,788
--------------------------------------------------------------------------------------------------------------------------

---------------
1 Annual Compensation includes those amounts the executive officers may defer under the 401(k) Plans of the Company and its subsidiaries as well as amounts the executive officers may defer under the Company's Elective Deferred
Compensation Plan (the "EDC Plan"). Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options.

2 An incentive bonus is paid only upon the achievement of a predetermined financial objective set each year by the
Board of Directors' Compensation Committee at the beginning of the fiscal year.

3 Other annual compensation includes supplemental life insurance provided to the above listed executives.

4 All other compensation consists principally of automobile allowances.

5 Mr. Turner joined the Company in January of 2000 following the acquisition of PCT.

                                PENSION BENEFITS

     Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the "Pension Plan") is a "defined benefit" pension plan generally covering salaried, non-union employees of the Company who are not covered by any other defined benefit plan to which the Company makes contributions pursuant to a collective bargaining agreement.

     Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.

     The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.25% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest is multiplied by the number of years of Benefit Service (as defined). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.

     The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 2000, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of Benefit Service:

--------------------------------------------------------------------------------
Average Annual Earnings                     Years of Benefit Service
for Highest 5-Year Period
Within the 10-Years
Preceding Retirement        10     15         20       25       30         40
--------------------------------------------------------------------------------
  $50,000                $6,250   $9,375   $12,500   $15,625  $18,750   $ 25,000
  $95,000               $11,875  $17,813   $23,750   $29,688  $35,625   $ 47,500
 $100,000               $12,500  $18,750   $25,000   $31,250  $37,500   $ 50,000
 $150,000               $18,750  $28,125   $37,500   $46,875  $56,250   $ 75,000
 $200,000               $25,000  $37,500   $50,000   $62,500  $75,000   $100,000
 $250,000               $31,250  $46,875   $62,500   $78,125  $93,750   $125,000
--------------------------------------------------------------------------------

     The years of Benefit Service for Messrs. Woody, Larsen, Noel and Vroman as of January 1, 2001 were 26, 20, 38 and 19, respectively.

     Deferred Compensation Agreements. The Company has entered into deferred compensation agreements (the "Agreements") with nine current officers of the Company, including Messrs. Woody, Larsen, Noel and Vroman. Each employee covered by the Agreements (an "Employee"), upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person's total retirement benefits under the Agreements exceed 60% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.

     The retirement benefit at the normal retirement age of at least 62 is determined pursuant to a formula as follows: 60% of the monthly average of the Employee's base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 15, and divided by 15. If an Employee suffers a disability (as defined), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 62), reduced by other disability benefits paid by the Company or through workers' compensation (unless he is receiving fixed statutory payments for certain bodily injuries).

     Any amount to be paid under the Agreement shall be reduced by any benefit paid to an Employee or his beneficiary pursuant to the Pension Plan.

     Defined Contribution Plan. The Ladish Co., Inc. Savings and Deferral Investment Plan ("SDIP"), which has been qualified under section 401(k) of the Internal Revenue Code, provides that salaried, non-union employees with six months' service may contribute 1% to 20% of their annual base salary to SDIP and the Company will provide a matching contribution in an amount to be determined by the Board of Directors of the Company. Employees' contributions of 1% to 20% can be "before tax" contributions, "after tax" contributions or a combination of both. The employees' contributions and the matching Company contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.

     Elective Deferred Compensation Plan. The EDC Plan was approved by the Board of Directors during 2000 and became effective during the Fourth Quarter of 2000. Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options.

                            Total Shareholder Return

     The following graph compares the period percentage change in Ladish's cumulative total shareholder return on its common stock, assuming dividend reinvestment, with the cumulative total return of (i) the Russell 2000 Small Cap Index, and (ii) a peer group from the Company's industry, for the period of March 9 1998 to December 31, 2000. Ladish's use of less than a five-year period reflects the effective date of the registration of its common stock under
Section 12 of the Exchange Act.


                               [GRAPHIC OMITTED]


     ---------------------------------------------------------------------------
                         Mar-9-98     Dec-31-98       Dec-31-99      Dec-31-00
     ---------------------------------------------------------------------------
     Ladish                100           58.8           47.2            74.1
     ---------------------------------------------------------------------------
     Russell 2000          100           91.5           109.5          104.9
     ---------------------------------------------------------------------------
     Industry Peers        100           55.8           28.6            66.6
     ---------------------------------------------------------------------------

                              EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Woody, Larsen, Noel and Vroman which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.

     The agreements provide that, upon the involuntary termination of the employee other than for cause, the Company is required to pay the employee 24 months of severance pay, determined by the employee's base monthly salary at the time of termination. In the case of Messrs. Woody and Larsen they are entitled to 30 months of severance pay. Upon retirement at age 62, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 60% of the employee's average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee up to 15 and the denominator of which is 15. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment. Each agreement further provides that any compensation paid by the Company shall be reduced by any benefit paid under the Company's salaried employees' retirement plan. In addition to the foregoing, grants of stock options and SARs under the Incentive Plan become immediately exercisable upon a change in control of the Company. Mr. Turner has a separate agreement with the Company which provides for six months of severance pay in the event of involuntary separation other than for cause.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     During the year ending December 31, 2000, Kerry L. Woody, President and Chief Executive Officer of the Company, served on the Compensation and Stock Option Committee of the Company. While serving on the Compensation and Stock Option Committee, Mr. Woody did not vote on any matter in which Mr. Woody had a personal financial interest. No other insider at the Company participated on the Compensation and Stock Option Committee in 2000.

                   ITEM 2 - AMENDMENT OF THE STOCK OPTION PLAN

     At the 2001 Annual Meeting, stockholders will be asked to authorize the amendment of the Company's 1996 Long-Term Incentive Plan (the "Plan") to add options for one hundred fifty thousand (150,000) shares of authorized but unissued shares of common stock of the Company. The exercise price and vesting period for each award shall be determined by the Compensation and Stock Option Committee of the Company. It is the intention of the persons named in the Company's proxy to vote for the authorization of the above-described amendment to the Plan.

     The Board of Directors recommends you vote FOR the authorization of the above-described amendment of the Plan.

                              THE STOCK OPTION PLAN

     The Plan has been established by the Company to promote the long-term financial interest of the Company by providing for the award of equity-based incentives to key employees and other persons providing material services to the Company, approximately 30 persons as of February 16, 2001. The Plan provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights.

     The Plan is not subject to any provision of ERISA or qualified under
Section 401(a) of the Internal Revenue Code.

     The number of shares of Common Stock subject to awards under the Plan may not exceed 833,333, all of which have been issued as of December 31, 2000, or are subject to outstanding options. The number of shares underlying awards made to any one individual in any one-year period may not exceed 166,667 shares. The Common Stock issued under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares.

     The number of shares subject to the Plan and the terms of any outstanding award may be adjusted as described in the Plan to reflect certain changes in the capitalization of the Company.

     The authority to manage and control the operation and administration of the Plan is vested in a committee selected by the Board of Directors of the Company (the "Committee") which shall consist of two or more members of the Board. The Committee has the authority and discretion to determine the individuals who will receive awards under the Plan and to determine the time of receipt, type of award, the number of shares covered by such award and the terms, conditions, performance criteria, restrictions and other provisions applicable to such award. The Committee also has the authority and discretion to interpret the Plan and to establish, amend and rescind any rules and regulations relating to the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     Subject to the terms and provisions of the Plan, a participant to whom a stock option is granted will have the right to purchase the number of shares of Common Stock covered by the option. Subject to the conditions and limitations of the Plan, the Committee shall determine all of the terms and conditions of such grant, including without limitation, the option price, any vesting schedule and the period of exercisability.

     No option may be exercised after its expiration date. The expiration date shall be determined by the Committee at the time of grant, but may not be later than the earliest to occur of: (i) the ten-year anniversary of the grant date;
(ii) if the participant's termination of employment with Company and its affiliates occurs by reason of death or disability (as defined in the Plan), the one-year anniversary of such termination of employment; (iii) if the participant's termination of employment with the Company and its affiliates occurs by reason of retirement, the three-month anniversary of such termination of employment; or (iv) if the participant's termination with the Company and its affiliates occurs for any other reason, the date of such termination.

     The full purchase price of each share of Common Stock purchased upon the exercise of an option shall be paid at the time of such exercise in cash or in shares of Common Stock (valued at fair market value as of the date of exercise) that have been held by the participant at least six months, or in any combination thereof, as determined by the Committee. To the extent provided by the Committee, a participant may elect to pay the purchase price upon the exercise of an option through a cashless exercise arrangement.

     Options awarded under the Plan may be nonqualified options or incentive stock options, as determined in the discretion of the Committee. Under the terms of the Plan, the Committee may also issue stock appreciation rights ("SARs"). Upon exercise, an SAR entitles the holder thereof to a payment equal to the excess of the fair market value of a share of stock on the exercise date over the fair market value of a share of stock on the grant date. If the Committee so determines, SARs may be issued in tandem with stock options.

     Generally, options and SARs are not transferable prior to the participant's death. However, the Committee may provide that an option or SAR award may be transferred to an immediate family member or to a trust for the benefit of an immediate family member.

     Upon a change in control of the Company (as defined in the Plan), all options and SARs shall become immediately exercisable.

     The Board of Directors of the Company may amend or terminate the Plan at any time, provided that no such amendment or termination may materially adversely affect the rights of any participant or beneficiary under any award made under the plan prior to the date such amendment is adopted by the Board.

     During 2000, no stock options were granted to Messrs. Woody, Larsen, Noel and Vroman. Stock options for 6,500 shares of Common Stock were granted to Mr. Turner.

                                            Option Grants In 2000
-----------------------------------------------------------------------------------------------------------------
                                           Percentage of
                              Shares       Total Options
                             Underlying    Granted to All
                              Options      Employees in      Exercise Price                         Grant Date
 Name                         Granted         2000           (per share)      Expiration Date     Present Value
-----------------------------------------------------------------------------------------------------------------
Kerry L. Woody                     0            0%               --                  --                   --
-----------------------------------------------------------------------------------------------------------------
Wayne E. Larsen                    0            0%               --                  --                   --
-----------------------------------------------------------------------------------------------------------------
Robert J. Noel                     0            0%               --                  --                   --
-----------------------------------------------------------------------------------------------------------------
Gary J. Vroman                     0            0%               --                  --                   --
-----------------------------------------------------------------------------------------------------------------
Randy B. Turner                6,500           100%             $8.25         December 7, 2010           $9.50
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                       Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values
------------------------------------------------------------------------------------------------------------------------
                               Number of                 Number of Shares Underlying       Value of Unexercised
                                 Shares                    Unexercised Options at              In-the-Money
                              Acquired on     Value           Fiscal Year-End            Options at Fiscal Year-End
            Name                Exercise     Realized      Exercisable   Unexercisable   Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------------
Kerry L. Woody                    --            --          178,167          0           $621,129         $0
------------------------------------------------------------------------------------------------------------------------
Wayne E. Larsen                   --            --           95,500          0           $288,625         $0
------------------------------------------------------------------------------------------------------------------------
Robert J. Noel                    --            --           77,500          0           $278,125         $0
------------------------------------------------------------------------------------------------------------------------
Gary J. Vroman                    --            --           77,500          0           $278,125         $0
------------------------------------------------------------------------------------------------------------------------
Randy B. Turner                   --            --                0        6,500                $0      $16,250
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                       Ten-Year Option/SAR Repricings
------------------------------------------------------------------------------------------------------------------------
                                                                  Market                                  Length of
                                                Securities       price of                                 original
                                                 underlying      stock at     Exercise        New        option term
                                                 number of       time of      price at       exercise     remaining
   Name                        Date             options/SARs    repricing     time of         price      at date of
                                                repriced or         or       repricing or      ($)      repricing or
                                                amended (#)     amendment    amendment ($)               amendment
                                                                   ($)
------------------------------------------------------------------------------------------------------------------------
Kerry L. Woody               May 21, 1999          100,000        $8.31         $14.50        $8.25      106 months
------------------------------------------------------------------------------------------------------------------------
Wayne E. Larsen              May 21, 1999           60,000        $8.31         $14.50        $8.25      106 months
------------------------------------------------------------------------------------------------------------------------
Robert J. Noel               May 21, 1999           40,000        $8.31         $14.50        $8.25      115 months
------------------------------------------------------------------------------------------------------------------------
Gary J. Vroman               May 21, 1999           40,000        $8.31         $14.50        $8.25      115 months
------------------------------------------------------------------------------------------------------------------------
Randy B. Turner                     --               --             --            --           --            --
------------------------------------------------------------------------------------------------------------------------

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with Nasdaq and a copy of each report is furnished to the Company.

     Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based on review of reports furnished to it, each individual who was required to file such a report for the calendar year ending December 31, 2000 did so in a timely manner.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP, independent auditors, or a predecessor of that firm, have been the auditors of the accounts of the Company each year since 1993, including the fiscal year ended December 31, 2000. It is anticipated that representatives of Arthur Andersen LLP will be present at the 2001 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 2001 Annual Meeting or submitted to them in writing before the 2001 Annual Meeting.

     Arthur Andersen LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

     As is customary, auditors for the current fiscal year will be appointed by the Board of Directors at their meeting immediately following the 2001 Annual Meeting.

                                  OTHER MATTERS

     Management of the Company is not aware of other matters to be presented for action at the 2001 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

                              STOCKHOLDER PROPOSALS

     Stockholders who wish to include a proposal in the proxy statement for the Company's Annual Meeting of Stockholders for 2002 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than December 10, 2001. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely under the Company's By-laws if received less than 45 days in advance of the Annual Meeting of Stockholders in 2002 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

                               REPORT ON FORM 10-K

     Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company's 2000 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

                                       By Order of the Board of Directors


                                      /s/     WAYNE E. LARSEN
                                      ----------------------------------
                                              Wayne E. Larsen
February 16, 2001                             Secretary

                                    EXHIBIT A
                                    ---------

                             AUDIT COMMITTEE CHARTER
                             -----------------------


The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

7.   Approve the fees to be paid to the independent auditor.

8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

9. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

10. Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Conflict of Interest Policy.

11. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b)  Any changes required in the planned scope of the audit.

12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

13. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Conflict of Interest Policy.

14. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

15. Meet at least annually with the Chief Financial Officer and the independent auditor.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Conflict of Interest.

                                Ladish Co., Inc.
                            5481 South Packard Avenue
                             Cudahy, Wisconsin 53110


                                      PROXY

             ANNUAL MEETING OF THE STOCKHOLDERS OF LADISH CO., INC.
                           TO BE HELD ON APRIL 3, 2001

     This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (the "Company"). The undersigned hereby appoints Wayne E. Larsen and Kerry L. Woody with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of the Company, to be held on Tuesday, April 3, 2001, in the Creole Meeting Room of the Four Points Hotel Sheraton Milwaukee Airport, 4747 South Howell Avenue, Milwaukee, Wisconsin, at 10:00 a.m., Central Daylight Time, and any adjournment or postponement thereof (the "Annual Meeting"), and to vote all shares of Common Stock of the Company held of record by the undersigned on February 16, 2001, upon any and all matters that may properly come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the proposals listed below. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Annual Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).

     This Proxy may be revoked at any time before the authority hereby granted is exercised by (i) delivering a written statement of revocation to the Secretary of the Company, (ii) submitting a later dated Proxy or (iii) attending the Annual Meeting and voting in person.

     PROPOSAL (1): To elect five (5) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

            Lawrence W. Bianchi          |_| FOR         |_| WITHHOLD
            Charles W. Finkl             |_| FOR         |_| WITHHOLD
            Wayne E. Larsen              |_| FOR         |_| WITHHOLD
            Robert W. Sullivan           |_| FOR         |_| WITHHOLD
            Kerry L. Woody               |_| FOR         |_| WITHHOLD

     PROPOSAL (2): To authorize the amendment of the Company's 1996 Long-Term Incentive Plan (the "Plan") whereby an additional one hundred fifty thousand (150,000) shares of authorized but unissued shares of common stock of the Company will be added to the Plan for awards pursuant to the Plan. The exercise price and the vesting period for each award shall be determined by the Compensation and Stock Option Committee of the Board of Directors.

                  |_| FOR     |_| AGAINST     |_| ABSTAIN



                                      Dated _____________________________, 2001

   Number of Shares: _________________
                                                      Signature


                                                  Signature, if held jointly

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, broker or guardian please give full title as such. If a corporation, please have the corporate name signed in full by the president or other authorized officer. If a partnership, please have the partnership name signed by an authorized person.


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.